EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited Third Quarter 2022 Financial and Operational Results

SALINAS, Calif., Nov. 09, 2022 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announces unaudited revenue and operating results for the third quarter (ended September 30, 2022). All figures stated are in US Dollars.

Third Quarter Financial Highlights:

  Revenue generated for the three-month period ended September 30, 2022 was $8.7 million; a decrease of 34% sequentially and down 31% from the third quarter of 2021.
  The company changed the accounting for slotting fees paid to retail partners during the quarter. Previously, these fees had been booked as sales & marketing expenses and are now being treated as a deduction from revenues. The change in the accounting results in a $0.7m reduction in Q3 revenues, $0.4m of which was related to prior periods.
  Lowell brand revenues remain strong increasing to 82% of CPG revenues compared to 66% in the prior quarter.
  CPG revenue declined 18% sequentially and 31% from the prior year inclusive of the adverse impact to Q3 revenues resulting from the accounting treatment referenced above.
  Bulk flower revenue decreased 43% sequentially to $2 million, and increased 2% year over year.
  Lowell Farm Services (LFS) revenue decreased to $0.3 million in the third quarter of 2022.
  Out-of-State Licensing increased 13% to $0.3 million during the quarter.
  The company incurred $1.5 million of out of period expenses due to inventory adjustments and prior period variances, most of which are reflected in COGS during the quarter.
  Gross margin as reported was -21.9% in the third quarter compared to 11.3% sequentially and 0.5% year over year. Excluding the effect of out of period expenses incurred, gross margins would have been -2.9% for the quarter.
  Operating expenses were $3.3 million or 38% of sales for the quarter, compared to $4.5 million or 34% of sales in the second quarter and $7.0 million or 56% of sales in the first quarter last year, reflecting cost reductions and operating efficiencies realized in the current year.
  The operating loss in the third quarter was $5.2 million compared to an operating loss of $3.0 million sequentially and an operating loss of $7.0 million year-over-year, reflecting lower margins in the current quarter and reduced volumes.
  Net loss for the third quarter was $4.8 million which includes recognition of a $2 million gain related to an ERC credit received. This compares sequentially to a net loss of $4.6 million and a net loss of $8.7 million in the third quarter last year.
  Adjusted EBITDA in the third quarter was negative $3.5 million compared sequentially to adjusted EBITDA of negative $1.1 million and negative adjusted EBITDA of $5.2 million year over year. Without the impact of the out-of-period adjustments itemized above, Adjusted EBITDA for the third quarter would have been negative $1.7 million. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.
  Capital Expenditures during the quarter were $1.9 million, the vast majority of which was associated with the launch of the new Lowell 35’s product.

Revenue Summary ($’s in ‘000)
			Q/Q	Q/Q
	Sept 30, 2022	Jun 30, 2022	% Change	$ Change
CPG Revenues	$6,137	$7,444	-18%	(1,307)
Bulk Product	$1,956	$3,415	-43%	(1,459)
LFS/Third-Party Bulk	$254	$2,048	-88%	(1,794)
Out-of-State Licensing	$310	$274	13%	36
Net revenue	$8,657	$13,181	-34%	(4,524)

“While these unaudited results are not in line with expectations, we remain confident moving into 2023 and beyond,” says Chairman of the Board George Allen. “The successful launch and positive reception that our 35's pre-roll brand has enjoyed gives us great confidence, as the market share for this coveted new product has increased substantially since the launch in September.

“The positive launch of the 35’s is proof of the solid investments we’ve made in our technology and the innovations that we’ve made as brand creators and marketers. We expect the 35’s, among other Lowell brands, to carry us to greater success in the future.”

Subsequent events to the second quarter ended June 30, 2022:

  Lowell Farms Inc. Announces Closing of $4.2 Million Convertible Debenture Financing, August 19, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/95/lowell-farms-inc-announces-closing-of-4-2-million
  Lowell Farms Inc. Announces Sale of Additional $2.2 Million of Convertible Debentures, August 26, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/96/lowell-farms-inc-announces-sale-of-additional2-2
  Lowell Farms Inc. Commences Sales of Its New Pre-roll: The Lowell 35, September 22, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/97/lowell-farms-inc-commences-sales-of-its-new-preroll-the
  Lowell Farms Inc. Welcomes Summer Frein and Ann Lawrence to Board of Directors, October 31, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/99/lowell-farms-inc-welcomes-summer-frein-and-ann-lawrence-to

Portfolio Brands and Out-of-State Licensing:

  California Market Trends: Lowell 35’s; The Fastest Growing Pre-Roll on the Market
    Since launching the Lowell 35's product on September 29th, Lowell has secured the No. 1 spot as the top-selling non-infused pre-roll brand in California, according to Headset data.
    Lowell Herb Co products now accounts for over 10% of the total non-infused pre-roll market, an increase since the launch of Lowell 35's, according to Headset data since September, 2022.
    Each of the three core Lowell 35's blends has made the list for the top 15 most purchased non-infused pre-roll SKUs in California, according to Headset data since September, 2022.
    Lowell 35's authorized retailers have climbed from 16 initial launch partners, to over 120 retailers across the state of California - with more in the process of onboarding.
    Since the launch of the 35’s, Lowell's share of pre-roll sales is up from 8% to 13% within a sample of 35 launch partner stores.
    64% of consumers who purchased the Lowell 35’s were purchasing Lowell for the first time in 2022.
  Out-of-State Licensing
    Collectively out-of-state revenues grew 13% from $274k in Q2 to $310k in Q3.
      Royalties in Q3 were $268k, slightly up from Q2.
      Ongoing operational improvements are being implemented to better packaging processes, menu depth, and distribution.
    Massachusetts
      Lowell Herb Co is the ninth top-selling non-infused pre-roll brand in the state, according to 2022 BDS data.
      The Lowell Smokes product had a strong finish to Q3 with over $800k in sales in the month of September, the best-selling month so far in 2022, according to 2022 BDS data.
      The Lowell Smokes 'Chill Indica' pack is the 2nd highest selling pre-roll SKU in the state, according to September 2022 BDS data.
    Illinois
      Lowell is the 4th top-selling non-infused pre-roll brand in the state, according to 2022 BDS data.
      The Lowell Smokes product sales remained steady throughout the third quarter, mirroring the overall market trend showing a plateau in month-over-month sales growth.
    Colorado
      Lowell will officially launch in the state throughout the LivWell dispensary network of over 20 retailers in November 2022.
      Lowell Smokes & Quicks products will also launch throughout the Starbuds and Emerald Fields dispensary networks in mid fourth quarter, bringing the Company’s total retail doors up to over 40 before the end of the fourth quarter.
    New Mexico
      Through its licensing partner, Schwazze, Lowell is in the process of building-up inventory to launch throughout the Star Buds network in the fourth quarter of this year.

Operational Highlights and Ongoing Initiatives:

  Cultivation:
    The Company has finalized all construction and improvements in Cultivation and will continue to refine its cultivation processes, genetics, and facilities to improve the yield, potencies, and increase margins quarter over quarter.
      Lowell Farms saw a minimal decrease in flower production at the greenhouse due to seasonality, with flower totaling 11,375 lbs during the third quarter of 2022 in comparison to 12,053 lbs in the second quarter of 2022.
        The Company harvested 40 times in the third quarter of 2022; in contrast to 42 harvests in the second quarter of 2022.
        The average turn time for the flowering rooms has held steady at 57 days in the second and third quarter of 2022.
        The Company received its Monterey County Cannabis Business permit and accompanying Science Amendment and has filed the necessary paperwork to convert from provisional license to an Annual license.
  Lowell Farm Services:
    Lowell Farm Services, a first-of-its-kind cannabis processing facility in Salinas Valley, continues to improve operational efficiencies with a stronger focus on new clients and scalability.
      Lowell Farm Services revenue decreased $1.8m sequentially to $0.3 million.
      The Company received approval for Land Use amendment which allows third party processing, manufacturing, extraction, and distribution activities on site.
        Lowell is in the process of applying for a Distribution license to facilitate on site compliance testing as well as a Manufacturing license to allow for infused pre-roll production.
      Post drying processing times reduced from 45+ days to less than 30 days in the quarter.

“Our commitment to industry-revolutionizing technology, research, and genetics will ensure that Lowell Farms remains a leading force in this fast-changing environment,” says Chief Executive Officer and Co-Founder Mark Ainsworth. “The quickness and efficiencies provided by our automated pre-roll machines, for example, allows us to maintain our competitive advantage in the marketplace, and we will continue to make similar strategic investments in order to achieve long-term growth and success.”

Q3 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. EST on Wednesday, November 9, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free: 1-888-349-0084
International: 1-412-317-0455
Webcast: Lowell Farms Inc.

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed and MOON, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
408.605.2774
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies. A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$3,292	$7,887
Accounts Receivable - net of allowance for doubtful accounts of $1,053 and $1,139 at September 30, 2022 and December 31, 2021, respectively.	5,824	8,222
Inventory	14,243	13,343
Prepaid expenses and other current assets	2,108	1,976
Total current assets	25,467	31,428
Property and equipment, net	62,722	64,779
Other intangibles, net	40,512	40,756
Other assets	915	416

Total assets	$129,616	$137,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,346	$3,102
Accrued payroll and benefits	500	650
Notes payable, current portion	301	221
Lease obligation, current portion	2,625	2,444
Other current liabilities	4,564	3,706
Total current liabilities	10,336	10,123
Notes payable	6	28
Lease obligation	32,053	34,052
Convertible debentures	21,177	14,012
Mortgage obligation	8,760	8,857
Total liabilities	72,332	67,072

STOCKHOLDERS’ EQUITY
Share capital	189,795	189,368
Accumulated deficit	(132,511)	(119,061)
Total stockholders’ equity	57,284	70,307

Total liabilities and stockholders’ equity	$129,616	$137,379

Condensed Consolidated Statements of Cash Flows (unaudited) (in thousands)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(13,450)	$(14,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,161	2,894
Amortization of debt issuance costs	688	643
Share-based compensation expense	427	986
Provision for doubtful accounts	551	657
Goodwill impairment	-	357
Loss on sale of assets	41	-
Termination of branding rights agreement	-	152
Unrealized loss (gain) on change in fair value of investments	122	(125)
Changes in operating assets and liabilities:
Accounts receivable	1,847	(2,418)
Inventory	(900)	(2,307)
Prepaid expenses and other current assets	(132)	(149)
Other Assets	(621)	57
Accounts payable and accrued expenses	(48)	(4,525)
Net cash used in operating activities	$(6,314)	$(18,463)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$19	$1,979
Purchases of property and equipment	(2,920)	(2,057)
Acquisition of business assets, net	-	(6,643)
Net cash used in investing activities	$(2,901)	$(6,721)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from convertible notes, net of financing costs	6,558	-
Principal payments on lease obligations	(1,818)	(1,744)
Payments on notes payable	(120)	(563)
Proceeds from subordinate voting share offering	-	18,000
Issuance costs related to subordinate voting share offering	-	(30)
Proceeds from exercise of warrants and options	-	765
Net cash used by financing activities	$4,620	$16,428

Change in cash and cash equivalents	(4,595)	(8,756)
Cash and cash equivalents-beginning of year	7,887	25,751
Cash, cash equivalents -end of period	$3,292	$16,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$3,276	$2,995
Cash paid during the period for income taxes	$182	$227

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$47	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$-	$43,259
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$-	$2,910
Debt and associated accrued interest converted to subordinate voting shares	$-	$478

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Net revenue	$8,657	$12,467	$34,247	$38,653
Cost of goods sold	10,553	12,403	33,075	34,317

Gross profit (loss)	(1,896)	64	1,172	4,336

Operating expenses
General and administrative	2,620	4,211	7,433	10,496
Sales and marketing	601	2,544	4,109	6,210
Depreciation and amortization	109	260	340	751
Total operating expenses	3,330	7,015	11,882	17,457

Loss from operations	(5,226)	(6,951)	(10,710)	(13,121)

Other income/(expense)
Other income (expense)	2,771	(219)	2,472	1,633
Unrealized change in fair value of investment	(16)	(90)	(122)	35
Interest expense	(2,218)	(1,365)	(4,865)	(3,019)
Total other income (expense)	537	(1,674)	(2,515)	(1,351)

Loss before provision for income taxes	(4,689)	(8,625)	(13,225)	(14,472)
Provision for income taxes	90	75	225	213
Net loss	$(4,779)	$(8,700)	$(13,450)	$(14,685)

Net income (loss) per share:
Basic	$(0.04)	$(0.10)	$(0.12)	$(0.15)
Diluted	$(0.04)	$(0.10)	$(0.12)	$(0.15)
Weighted average shares outstanding:
Basic	112,026	84,922	111,995	98,949
Diluted	112,026	84,922	111,995	98,949

 The table below reconciles Net Loss to Adjusted EBITDA for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	(4,779)	(8,700)	(13,450)	(14,685)
Interest expense	1,355	1,365	4,002	3,019
Provision for income taxes	90	75	225	213
Depreciation and amortization in cost of goods sold	1,528	584	4,416	1,752
Depreciation and amortization in operating expenses	110	260	340	751
Depreciation and amortization in other income (expense)	104	196	418	391
EBITDA	(1,592)	(6,220)	(4,048)	(8,559)
Investment and currency (gains)/ losses	16	90	122	(35)
Goodwill impairment	-	357	-	357
Share-based compensation	109	361	427	986
Net effect of cost of goods on mark-up of acquired finished goods inventory	-	-	-	662
Transaction and other special charges	(2,014)	225	(1,984)	(2,424)
Adjusted EBITDA	(3,481)	(5,187)	(5,483)	(9,013)